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                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                         EXECUTIVE EMPLOYMENT AGREEMENT


         THIS FIRST AMENDMENT TO AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT ("First Amendment") is made as of January 1, 2002 (the "Effective Date"), by and between Kimco Realty Corporation, a Maryland corporation ("Kimco"), and Jerald Friedman ("Employee").

                                    Recitals

         A. Employee is currently employed by Kimco, as it's Executive Vice President; and Employee is also currently employed as the President of a subsidiary of Kimco known as Kimco Developers, Inc. (the "Development Company"), all pursuant to a certain Amended and Restated Executive Employment Agreement (made as of April 3, 2000) by and between Kimco and Employee. Said Amended and Restated Executive Employment Agreement is hereinafter referred to as the "Agreement". A true and complete copy of the Agreement is attached hereto as Exhibit A.

         B. Kimco and Employee wish to amend the Agreement upon the terms and subject to the conditions herein provided.

                              Terms and Conditions

         NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Kimco and Employee hereby agree that, from and after the Effective Date, the aforesaid Agreement shall be and hereby is amended as follows:

         1. Regarding Term of Employment. Pursuant to Section 2b of the Agreement, the Employment Term is hereby extended for four (4) years, commencing January 1, 2002 and expiring December 31, 2005. During such extension of the Employment Term, Employee shall continue to be employed in his capacity as Executive Vice President of Kimco and also in his capacity as President of Development Company.

         2. Compensation. Section 3a of the Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  "a. Salary. Commencing January 1, 2002, Employee's base annual salary shall be $450,000 per annum, payable weekly; and in addition thereto, Employee shall also receive an automobile allowance of $8,400 per annum to reimburse Employee for expenses associated with the use of his personal vehicle for business purposes. It is also agreed that Employee's base annual salary (as well as any other bonus or compensation elsewhere provided for in the Agreement as modified by the First Amendment) shall be re-evaluated annually in Kimco's sole discretion; provided that in no event shall (i) Employee's base annual salary be reduced or (ii) the definition of, or manner of calculating "Development Company Profit" (as set forth below in this First Amendment) be altered to Employee's detriment during the Employment Term as herein extended. Further, Employee shall be and remain eligible for all benefit and incentive programs available to all executives of Kimco."


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         3. Regarding Schedule B attached to the Agreement. Schedule B attached to the Agreement is hereby amended as follows:

                  a. Paragraph 1 of Schedule B is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  "It is acknowledged and agreed that Development Company has been formed as a taxable subsidiary of Kimco and is operating as a distinct business; and that Development Company's books and records are kept and maintained by Kimco, in the regular course of Kimco's business, and in accordance with generally accepted accounting principles."

                  b. Paragraphs 2 and 3 of Schedule B are each hereby deleted in their entirety.

                  c. Paragraph 4B of Schedule B is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

         "B. 'Development Company Profit' shall be calculated by Kimco for each Development Company project that is, in whole or in part, either sold or is subject to a written contract of sale which, in Kimco's reasonable judgment is probable to be sold, such Development Company Profit to be determined by Kimco in accordance with Development Company's books and records and also in accordance with generally accepted accounting principles. Consistent with past practice that has developed in the determination of Development Company Profit, Kimco shall determine Development Company Profit without consideration or offset for taxes, and Kimco shall continue to earn a 10% priority return on all funds contributed to a project (whether it be in the form of debt or equity capital)."

                  d. Paragraphs 4C; 4D; 4E; and 4G are each hereby deleted in their entirety.

                  e. Paragraph 4H of Schedule B is hereby amended by deleting all references to the Casa Paloma project; the I-10/Fry-Houston project; and the dollar figures appearing next to such projects.

         4. Miscellaneous. Capitalized terms which are not expressly defined herein shall have the same meanings as are ascribed to them in the Agreement. The Agreement, as herein amended, is hereby ratified and confirmed to be in full force and effect.

         IN WITNESS WHEREOF, Kimco and Employee hereto have executed this First Amendment as of the date first written above.

                                          KIMCO REALTY CORPORATION


                                          By:  /s/  Milton Cooper
                                             -------------------------------
                                          Its: Chief Executive Officer
                                          EMPLOYEE


                                          /s/ Jerald Friedman
                                             -------------------------------
                                               Jerald Friedman

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